                                                                   Exhibit 10.05

                                   Agreement



                                 by and between



                            NextMedia Outdoor L.L.C.
                                a Delaware L.L.C.


                                    as Buyer




                                       and




                    Promote It, Inc., a Colorado corporation
                      d/b/A Gas Station Advertising Network


                                   as Seller

                               Table of Contents

1.   Assets ........................................................    1
     ------

2.   Excluded Assets ...............................................    2
     ---------------

3.   Purchase Price ................................................    3
     --------------

4.   Assumption of Liabilities and Obligations .....................    3
     -----------------------------------------

5.   Adjustments and Prorations ....................................    4
     --------------------------

6.   Allocation ....................................................    5
     ----------

7.   [Intentionally Omitted] .......................................    6
     -----------------------

8.   Representations and Warranties of Buyer .......................    6
     ---------------------------------------

9.   Representations and Warranties of Seller ......................    6
     ----------------------------------------

10.  Employment Contracts ..........................................   11
     --------------------

11.  Certain Seller Covenants ......................................   12
     ------------------------

12.  Certain Conditions to Seller's Obligations ....................   13
     ------------------------------------------

13.  Certain Conditions to Buyer's Obligations .....................   14
     -----------------------------------------

14.  Cooperation ...................................................   16
     -----------

15.  Bulk Sales ....................................................   16
     ----------

16.  Costs and Expenses ............................................   17
     ------------------

17.  Indemnification ...............................................   17
     ---------------

18.  Termination ...................................................   19
     -----------

19.  Closing .......................................................   20
     -------

20.   Specific Performance .........................................   20
      --------------------

21.   Parties in Interest ..........................................   20
      -------------------

22.   Amendment ....................................................   20
      ---------

23.   Governing Law ................................................   21
      -------------

24.   Notice .......................................................   21
      ------

25.   Counterparts .................................................   22
      ------------

26.   Severability .................................................   22
      ------------

27.   Entire Agreement .............................................   22
      ----------------

28.   No Liability .................................................   22
      ------------

29.   Brokers ......................................................   23
      -------

30.   Further Actions ..............................................   23
      ---------------

                            Asset Purchase Agreement

     This Asset Purchase Agreement (this "Agreement") is made this ________ day of November, 1999 by and among NextMedia Outdoor L.L.C., a Delaware L.L.C. ("Buyer"), and Promote It, Inc., a Colorado corporation, d/b/a Gas Station Advertising Network (the "Company"), ("Seller"), and Lori Baxter and Jim Baxter:

                              W I T N E S S E T H :

     WHEREAS, Seller owns certain assets used in connection with its business, and

     WHEREAS, NextMedia Outdoor, L.L.C. desires to purchase substantially all of the assets of Seller, used or useful in the operation of Seller's business in accordance to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby agree as follows:

     1.   Assets. On the Closing Date (as hereinafter defined), Buyer shall
          ------
purchase from Seller all of the assets, properties, interests and rights of Seller, real and personal, tangible and intangible, owned or leased by Seller which are used or held for use in the operation of the Company including, but not limited to, all the following: (i) all leased property, together with all appurtenant easements thereto, and all leased tangible personal property; (ii) all equipment, office furniture and other tangible personal property, including the personal property listed on Exhibit A hereto; (iii) all documents, files, books and records, (iv) all intellectual property, including all slogans, programs, computer programs and software (to the extent assignable), programming material, trade names, service marks and copyrights listed on Exhibit B; (v) all contracts and agreements listed on Exhibit

C hereto (the "Assumed Contracts"); (vi) goodwill; (vii) licenses and permits used in the operation of the Seller's business listed in Exhibit D hereto;
(viii) all pending orders; (ix) and all customer lists, intangible rights including third party claims, warranty claims, insurance claims, set-offs, and credits. The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the date on which the transactions contemplated hereby are consummated (the "Closing Date"). Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, encumbrances and debts of any kind except to the extent expressly assumed by Buyer in this Agreement.

     2.   Excluded Assets. Notwithstanding anything to the contrary herein, it
          ---------------
is expressly understood and agreed that the assets shall not include the following Assets (the "Excluded Assets"): cash or cash equivalents; accounts receivable of Seller; contracts or agreements not expressly assumed by Buyer including, but not limited to, any and all Investment Agreements and any and all Authorized Representation/License Agreements; all tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business of Seller between the date hereof and the Closing Date, as permitted hereunder; all contracts that have terminated or expired on or prior to the Closing Date in the ordinary course of business of Seller; Seller's corporate seals, minute books, corporate stock record books and such other books and records as pertain to the organization, existence, share capitalization of Seller and financial records as are necessary to enable Seller to file their tax returns and reports; contracts of insurance and all insurance proceeds or claims made by Seller arising or related to the Assets prior to Closing (except to the extent made after the date hereof with respect to Assets); all contracts entered into before this Agreement not listed in Exhibit C; and all tax refunds relating to the period prior to Closing.

     3.   Purchase Price.
          --------------

          A. At the Closing, Buyer shall issue Membership Interests in Buyer totaling twenty percent (20%) of the total issued and outstanding Interests in Buyer to Seller, in the names of Seller's Shareholders as set forth in Exhibit E, hereto, subject to Paragraphs 13 and 17 hereto.

          B. At the Closing, Buyer shall pay Creditor's Secured Noteholders one hundred percent (100%) of the outstanding principal of such notes as of the date of Closing, as set forth in Exhibit F, subject to the Secured Noteholders waiving any interest and penalties related thereto and tendering originals of such notes marked "paid in full.".

          C. At the Closing, Buyer shall issue Notes to Seller's Unsecured Noteholders, Authorized Representatives and Area Investors in a form as attached hereto as Exhibit G, in amounts equal to the outstanding principal as of the Closing, as set forth in Exhibit H. Said Notes shall be interest free, with a five (5) year repayment schedule, subject to acceleration on the condition that Buyer's cash flow exceeds Five Million Dollars ($5,000,000.00) on an annual basis prior to the fifth (5/th/) year. For purposes of this Agreement, the annual basis shall be calculated using the fiscal year of Buyer.

     4.   Assumption of Liabilities and Obligations. (a) Subject to the
          -----------------------------------------
provisions of Paragraph 7, as of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform only the obligations and liabilities of Seller under the Assumed Contracts relating to the time period beginning on or arising out of events occurring on or after the Closing Date. All other obligations and liabilities of Seller, including, but not limited to (i) obligations or liabilities under any contract not included in the Assumed Contracts, (ii) obligations or liabilities under any Assumed Contract for which a consent to assignment, if required, has not been obtained as of the Closing Date, (iii) any obligations and liabilities arising under the Assumed Contracts that relate to the time period prior to the Closing Date and (iv) any forfeiture, claim or pending litigation or proceeding relating to Seller prior to the Closing Date, shall remain and be the obligation and liability solely of Seller. Other than as specified in the first sentence of this Paragraph 4, notwithstanding anything contained in this Agreement to the contrary, Buyer does not assume or agree to pay, directly or indirectly, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the execution of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have agreed to pay, satisfy, discharge or perform, any liability or obligation of the Seller other than the Assumed Contracts.

     5.   Adjustments and Prorations. Adjustments or prorations of all revenues,
          --------------------------
expenses and liabilities of Seller as of the Closing Date shall, pursuant to this Paragraph 5, insofar as feasible, be determined and paid on the Closing Date based upon Buyer's good faith calculation delivered to Seller ten (10) days prior to the Closing Date and reasonably approved by Seller, with final settlement and payment by the appropriate party occurring no later than 60 days after the Closing Date. Buyer's determination of the amount of adjustment under this Paragraph 5 shall be made in accordance with generally accepted accounting principles, consistently applied. Within sixty (60) days after the Closing, Buyer shall submit to Seller its good faith determination of final adjustments or prorations. If Seller disagrees with the determination made by Buyer of the adjustments or prorations, Seller shall give prompt written notice thereof, but in no event later than 20 days after notice of Buyer's determination, specifying in reasonable detail the nature and extent of the disagreement. Buyer and Seller shall have a period of 30 days in which to resolve the disagreement. If the parties are unable to resolve the disagreement within the 30-day period, the matter shall be submitted to Coopers & Lybrand L.L.P., an independent certified public accounting firm, which accounting firm shall be directed to submit a final resolution within 30 days. The accounting firm's determination shall be binding on Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of Coopers & Lybrand, L.L.P., if engaged, to resolve any disagreement between the parties. Within five business days following a final determination hereunder, the party obligated to make payment will make the payments determined to be due and owing in accordance with this Paragraph 5.

     6.   Allocation. Within ninety (90) days after the Closing Date, Buyer
          ----------
shall provide Seller with a good faith allocation of the Purchase Price among the Assets (as well as liabilities assumed by Buyer) that complies with Section 1060 of the Internal Revenue Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon within ninety (90) days after the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation supplied by Coopers & Lybrand L.L.P. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer will order such appraisal from Coopers & Lybrand L.L.P., promptly after such date as Buyer and Seller fail to agree on such allocation. The appraisal, if required, shall be provided to Seller within 45 days after the order of such appraisal. Both Seller and Buyer agree to be bound by the allocation in all tax matters.

     7.   [Intentionally Omitted]
          -----------------------

     8.   Representations and Warranties of Buyer. Buyer hereby represents and
          ---------------------------------------
warrants to Seller as follows, and Buyer and Seller agree that Seller's obligations hereunder are subject to these representations and warranties being true and correct as of the Closing Date:

          (a) Buyer is a limited liability company duly organized, validly existing and in good standing in the state of Delaware and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreements") and consummate the transactions contemplated hereby and thereby;
          (b) Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (hereinafter defined) by Seller, will constitute the valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditors' rights generally or equitable principles generally; and

          (c) Buyer shall have One Million Dollars ($1,000,000.00) of available funds committed and available to fund the Company as needed in consideration for its Membership Interests as of the Closing Date.

     9.   Representations and Warranties of Seller. Seller hereby represents and
          ----------------------------------------
warrants to Buyer as follows, and Buyer's obligations hereunder are subject to these representations and warranties being true and correct as of the Closing Date:

          (a) Seller is a corporation duly organized, validly existing and in good standing in the state of Colorado and authorized to do business in the state of Nevada and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements") and consummate the transactions contemplated hereby and thereby. Seller's execution, delivery and performance of Seller's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. No person other than Seller has any interest in any of the Assets;

          (b) The execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any third party, will not conflict with or violate the provisions of Seller's articles of incorporation or bylaws or any applicable law or any judgment, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, mortgage, lien, deed of trust, license or permit to which Seller is a party or is subject, and will not result in the creation of any lien or encumbrance on the Assets;

          (c) Seller is in material compliance with all laws, regulations, rules and governmental orders applicable to the Assets and its operations, and, to Seller's knowledge, Seller has not violated such laws, regulations, rules or governmental orders in the operation of the business and no such violations have occurred which would affect Seller's ability to perform its obligations hereunder;

          (d) Seller is not subject to any judgment, injunction, order or arbitration decision relating to the Assets and there is no litigation pending or, to the best of Seller's knowledge, threatened against Seller or any of the Assets which would affect Seller's ability to perform its obligations hereunder;

          (e) Seller owns and has, and following the Closing Buyer will have, good and marketable title to the Assets, which Assets include all personal property necessary to conduct the business as now conducted. All of the personal property to be transferred to Buyer is in good and operating condition and repair, normal wear and tear excepted, is suitable for the purposes for which they are now being used. Each lease included in the Assets is a valid and binding obligation of Seller and is in full force and effect, and Seller is not, and, to the knowledge of Seller, no other party is, in default in any material respect under any such lease;

          (f) All trade names, service marks, copyrights and other intellectual property used by Seller in the business shall be transferred to Buyer on the Closing Date. Seller has received no notice of infringements or unlawful use of such property in connection with the operations of the Company;

          (g) The Financial Statements, which are attached hereto as Exhibit I, present fairly and are true, correct and complete statements of the financial position of the Seller, in all material respects, at each of the said sheet dates and the results of its operations for each of the said periods covered. The books and records of the Seller properly and accurately reflect all transactions, properties, assets and liabilities of the Seller. The Seller has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) liabilities set forth on the Last Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in or incorporated by express reference in any of the schedules hereto; and (iii) normal liabilities incurred in the ordinary course of business since the date of the Last Balance Sheet. Since the date of the latest financial information regarding the business provided by Seller to Buyer (the "Financial Statements"), there has not occurred, and Seller has not incurred or suffered, any event or circumstance, or fact that could, result in a material adverse effect on the business, operations, properties, condition, results of operations, assets, liabilities or prospects of the business. Since the Financial Statements, Seller has conducted its business only in the ordinary course consistent with past practice. Since the Financial Statements Date, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that materially impairs the physical assets of any of the Stations; and

          (h) All federal, state, and local tax returns that are required to be filed on or before the execution of this Agreement by Seller, have been duly filed on a timely basis under the statutes, rules and regulations of each applicable jurisdiction. All such tax returns are complete and accurate. Seller has not waived or extended any statutes of limitation for the assessment or collection of taxes. No claim has ever been made by a Governmental Entity in a jurisdiction where Seller does not currently file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. Nor is Seller or its Affiliates aware that any such assertion of tax jurisdiction is pending or threatened. No Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (the

"Code").

          (i) With the exceptions of matters set forth in Exhibit J, all taxes, whether or not reflected on the tax returns, which are due with respect to the Seller have been timely paid by the Seller, whether or not such taxes are disputed. No claim for assessment or collection of taxes has been asserted against the Seller. Seller is not a party to any pending audit, action, proceeding or investigation by any Governmental Entity for the assessment or collection of taxes nor does Seller have knowledge of any threatened audit, action, proceeding or investigation. Liens, other than Permitted Liens (whether filed or arising by operation of law) have been imposed upon or asserted against any of the Assets as a result of or in connection with any failure, or alleged failure to pay any tax. Seller has withheld and paid all taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (j) Except as set forth in Exhibit K, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to Seller's knowledge, threatened against the Seller or any of its assets, of which question the validity or enforceability of this Agreement or any action contemplated herein. There are no outstanding unsatisfied orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Seller is or was a party or which apply to any of the Seller's assets.

          (k) The Seller owns no real estate. Exhibit L contains an accurate list of each lease agreement with respect to the Seller's leasehold premises (the "Leases"). The properties leased pursuant to the Leases constitute all real property used by the Business in the twelve (12) months prior to the Closing Date. A true and complete copy of each Lease has been delivered to the Buyer prior to the date hereof. The Leases are in full force and effect, the Seller is not in default or breach under any Lease and no event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any Lease by Seller that has not been waived. To the best of the Seller's knowledge, there is no breach of default of any Lease by any other party to such Lease that has not been heretofore satisfied or waived. The Seller has valid leasehold interests in the Leases, free and clear of any liens, covenants and easements of any nature whatsoever, except for (i) liens set forth on Exhibit M; (ii) liens for real estate taxes not yet due and payable; and (iii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value, or interfere with the present use, of such properties.

          (l) No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of a material fact or omits any material fact required to make any statement contained herein misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

     10.  Employment Contracts.
          --------------------

          (a) Buyer shall offer employment contracts to Lori Baxter and to Jim Baxter in the forms attached hereto as Exhibit N and O. Lori Baxter will be offered an employment agreement which will include terms including, but not limited to a three (3) year term, an initial salary of one hundred thousand dollars ($100,000.00), with a minimum bonus of five thousand dollars ($5,000.00), a car allowance of two hundred dollars ($200.00) per month, medical insurance of up to one hundred and fifty dollars ($150.00) per month, and a covenant not to compete. Jim Baxter will be offered an employment agreement which will include terms including, but not limited to a three (3) year term, an initial salary of sixty thousand dollars ($60,000.00) with a minimum bonus of four thousand dollars ($4,000.00), up to one hundred and fifty dollars ($150.00) per month for medical insurance, and a covenant not to compete.

          (b) Buyer shall loan Lori Baxter one hundred thousand dollars ($100,000.00) with a repayment term of thirty six (36) months with interest equal to the Citibank of New York Prime Rate as of the date of execution of the Agreement. Fifty thousand dollars ($50,000.00) and interest earned thereon shall be waived on a pro-rata basis over the term. The remaining principal and interest shall be repaid in equal monthly installments commencing on the seventh month. The Loan shall be in the form attached hereto as Exhibit P.

     11.  Certain Seller Covenants.   Subject to Paragraph 8, Seller hereby
          -------------------------
makes the following covenants to Buyer, the compliance with which in all material respects shall be a condition to Buyer's obligations hereunder:

          (a) Seller shall conduct the business in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed hereunder, and shall preserve the business of the customers, suppliers and others having business relations with any Station;

          (b) Seller shall not knowingly take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, such notice shall not operate to cure any breach of such representations or warranties;

          (c) Seller shall not knowingly take any action which is materially inconsistent with Seller's obligations under this Agreement;

          (d) Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's best knowledge, threatened which challenges the transactions contemplated hereby; and

     12.  Certain Conditions to Seller's Obligations.  Buyer and Seller agree
          ------------------------------------------
that the obligations of Seller hereunder are, specifically conditioned upon the occurrence, at or prior to the Closing Date, of all of the following conditions:

          (a) All representations and warranties of Buyer made in this Agreement or in any Exhibit Ir document delivered pursuant hereto, shall be true and complete in all material respects as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

          (b) All the terms, covenants, and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

          (c) No injunction, decree or judgment of any court, agency or other governmental entities shall have been rendered against Buyer or Seller which would render it unlawful, as of the Closing date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          (d) Buyer shall have delivered or caused to be delivered to Seller, on the Closing Date, Membership Interests as set forth in Paragraph 3(a), evidence and payments as required in

Paragraph 3(b), notes as required by Paragraph 3(c), employment agreements as required by Paragraph 10(a) and the loan required by Paragraph 10(b).

     13.  Certain Conditions to Buyer's Obligations.   Buyer and Seller agree
          ------------------------------------------
that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence of the following:

          (a) Buyer shall have received Shareholder Agreement to Convert Stock into Membership Interest and associated documents related thereto, and/or Agreement for Accord and Satisfaction of Unsecured Noteholder/Shareholder and associated documents related thereto, as deemed appropriate by Buyer's counsel as of the Closing Date from each of Seller's Shareholders listed in Exhibit E in the form as set forth in Exhibit Q hereto;

          (b) Buyer shall have received Agreement for Accord and Satisfaction of Secured Noteholder and associated documents related thereto, and/or Agreement for Accord and satisfaction of Unsecured Noteholder/Shareholder and associated documents related thereto, and/or Release and Agreement for Accord and Satisfaction and associated documents related thereto, as deemed appropriate by Buyer's counsel from all Seller's creditors as listed in Exhibit R, hereto.

          (c) All instruments of conveyance and transfer including, but not limited to the Bill of Sale, and the Assignment and Assumption Agreement, in the forms of Exhibit S hereto and other documents, instruments, and certificates required by the Agreement or reasonably requested by the Buyer, delivered by Seller to effect the sale, transfer and conveyance of the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

          (d) No litigation or investigation (whether formal or informal) shall be pending or, to Buyer's knowledge, threatened which challenges the transactions contemplated hereby.

          (e) All representations and warranties of Seller made in this Agreement or in any Exhibit or document delivered pursuant hereto, shall be true and complete as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

          (f) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

          (g) Seller have obtained all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Assumed Contracts in Exhibit C.

          (h) No injunction, order, decree or judgment of any court, agency or other Governmental Entities shall have been rendered against Seller or Buyer which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          (i) Seller shall have executed and delivered or caused to be delivered to Buyer, on the Closing Date (i), all special warranty deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer and (ii) all other documents, instruments, certificates and agreements required of Seller under the terms of this Agreement.

          (j) Seller's Shareholders have executed the Indemnification Escrow Agreement along with the necessary documents which would allow the Escrow Agent to transfer the

Membership Interests to Buyer in the event of a claim for indemnification by Buyer, attached hereto as Exhibit T.

          (k) Seller's Shareholders shall have executed Buyer's Membership Agreement in a form and substance satisfactory to Buyer, attached hereto as Exhibit U.

          (l) No material adverse change in the business, assets, prospects or condition of the Assets (financial or otherwise) shall have occurred.

          (m) Seller shall have entered into a covenant not-to-compete with Buyer in a form and substance satisfactory to Buyer, attached hereto as Exhibit V.
          (n) Seller shall have executed a certification agreeing to change its name as of the Closing Date, attached hereto as Exhibit W.

          (o) Seller shall execute a Certificate of Closing in a form attached hereto as Exhibit X.

          (p) Seller shall have entered into a Consulting Agreement with Fred Slifka, attached hereto as Exhibit Y.

     14.  Cooperation.   Buyer and Seller agree to cooperate fully with one
          ------------
another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates. Buyer and Seller further agree that the selling Shareholders shall not be requested to make any additional capital contribution as Members of Buyer until all of Buyer's initial $1,000,000 capital contribution has been expended.

     15.  Bulk Sales.  Buyer and Seller agree to waive compliance with all bulk
          -----------
sales or similar
laws that may be applicable to the transactions contemplated hereby.

     16.  Costs and Expenses.       Except as otherwise set forth below, Buyer
          -------------------
and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided, however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Assets contemplated hereby shall be borne by Seller. Notwithstanding the foregoing, Buyer shall reimburse Seller for its attorneys fees in connection with the transaction up to five thousand dollars ($5,000.00) at the Closing. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding at the pretrial, trial and appellate levels.

     17.  Indemnification.
          ---------------

          (a) From and after the Closing Date, Seller agrees to indemnify and hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or such affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform its covenants set forth in this Agreement, (iii) the conduct of the business or the use or ownership of the Assets on or before the Closing Date, including any and all liabilities arising from Assumed Contracts which relate to events occurring prior to the Closing Date, and (iv) any and all obligations or liabilities of Seller under any contract or agreement not expressly assumed by Buyer pursuant to the terms hereof. From and after the Closing Date, Buyer agrees to indemnify and hold Seller harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Seller as a result of or arising out of
(x) the breach by Buyer of any of its representations and warranties contained in this Agreement, (y) the failure by Buyer to perform its covenants set forth in this Agreement, and (z) the conduct of the business after the Closing Date, including any and all liabilities arising from any Assumed Contract which relates to events occurring after the Closing Date. The indemnified party shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

          (b) The following provisions shall govern the indemnification rights and obligations hereunder:

              (i) No indemnifying party shall be liable under this Paragraph with respect to breaches of representations and warranties unless a written claim for indemnification is given with respect thereto on or before the third anniversary of the Closing Date (the "Indemnification Period").

          (c) All representations and warranties contained herein shall survive the Closing in full force and effect through the third anniversary of the Closing Date, and following termination of a representation or warranty no claim can be brought with respect to a breach of a representation or warranty, but such termination shall not affect any claim for a breach of a representation or warranty that was asserted before the date of termination. All covenants and agreements made hereunder shall survive the Closing in full force and effect without limitation as to duration.

          (d) Buyer's recourse against Seller's Shareholders shall be limited to the Membership Interest held by each Shareholder as set forth in Exhibit E. Shareholders agree that for the indemnification period, the Membership Interests shall be held in escrow, pursuant to an Indemnification Escrow Agreement attached hereto as Exhibit T, along with necessary documents which would allow the Escrow Agent to transfer the membership interests to Buyer in the event Buyer makes a indemnification claim pursuant to Section (a) above. In the event Buyer makes a claim against the Membership Interests held in escrow, the escrowed Membership Interests shall be drawn down on a pro rata basis among Seller's Shareholders, based upon book value of the Membership Interests. The book value of the Company shall be established by the Company's outside accounting firm on an annual basis, calculated in accordance with generally accepted accounting procedures.

               (e) In the event, following Closing, the Buyer either (a) enters into an agreement to sell the Assets purchased hereunder, or (b) contracts with financial underwriters to prepare and make an IPO offering, and either the proposed purchasers or the underwriters, as the case may be, do not require the indemnification given in this paragraph by the Shareholders, then in that event, the Indemnification Escrow provided for in subparagraph (d) shall be terminated and the Membership Interest shall be delivered to the Shareholders.

     18.  Termination. This Agreement may be terminated at any time prior to
          -----------
Closing as follows:

          (a) by written notice of Buyer to Seller or Seller to Buyer if the other breaches any of its representations or warranties or defaults in any material respect in the performance of its covenants or agreements contained herein, and such breach or default shall not be cured within ten (10) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement; or

          (b) by written notice of Buyer to Seller or Seller to Buyer, if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement; or provided, however, that no party hereto may effect a termination hereof if such party is then in material breach or default of this Agreement; and provided further, that the termination of this Agreement pursuant to this Paragraph shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

     19.  Closing.  The consummation of the transactions contemplated herein
          -------
(the "Closing") shall occur, except as otherwise mutually agreed upon by Buyer and Seller within five (5) days after all other terms and conditions of this Agreement have been satisfied, or (iii) such other date as may be mutually agreed to by the parties ("Closing Date") but no later than November 30, 1999 unless terminated. The Closing shall be held in the offices of Leibowitz & Associates, P.A., One SE Third Avenue, Suite 1450, Miami, Florida, 33131, or at such place as the parties hereto may agree.

     20.  Specific Performance.  Buyer and Seller recognize that if Seller
          ---------------------
refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

     21.  Parties in Interest.  This Agreement shall be binding upon and shall
          --------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement as an assignor.

     22.  Amendment.   No amendment, waiver of compliance with any provision or
          ----------
condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment or consent is sought.

     23.  Governing Law.  This Agreement, including, without limitation, the
          --------------
interpretation, construction, validity and enforce ability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Delaware.

     24.  Notice.   All notices, requests, consents, waivers, and other
          -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

          To Seller:     Ms. Lori Baxter
                         Gas Station Advertising Network
                         1701 County Road, Suite N
                         Minden, NV  89423
                         Facsimile: (775) 782-2475

          Copy to:       James Hales, Esq.
                         1638 Esmeralda
                         Minden, NV  89423
                         Facsimile: (775) 782-3685

          To Buyer:      Mr. Steven Dinetz
                         NextMedia Outdoor, L.L.C.
                         1034 Skyland Drive
                         P.O. Box 10994
                         Zephyr Cove, NV  89448
                         Facsimile: (775) 588-1433

          Copy to:       Leibowitz & Associates, P.A.
                         One S.E. Third Avenue, Suite 1450
                         Miami, FL  33131
                         Attention: Matthew L. Leibowitz
                         Facsimile: (305) 530-9417

     25.  Counterparts.   This Agreement may be executed in one or more
          -------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     26.  Severability.   Buyer and Seller agree that if one or more provisions
          -------------
contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforce ability of the remaining provisions contained herein shall not be affected or impaired thereby.

     27.  Entire Agreement. This Agreement and the Exhibits hereto embody the
          -----------------
entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

     28.  No Liability.   Seller agrees that no member, director or officer of
          -------------
Buyer or its
affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement other than as an assignee of this Agreement.

     29.  Brokers.   Neither Buyer nor Seller nor any person acting on behalf of
          --------
Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

     30.  Further Actions.   After the Closing Date, Seller shall execute and
          ----------------
deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

     31.  Board of Managers.  After the Closing Date, Seller shall have a
          -----------------
representative on the Board of Managers.



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                                      23

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

                              PROMOTE IT, INC.



                              By:   _______________________________
                                    Lori Baxter
                                    President



                              NEXTMEDIA OUTDOOR, L.L.C.



                              By:   _______________________________
                                    Matthew L. Leibowitz
                                    Secretary and Member

                                      24